AMENDED AND RESTATED
                                 PROMISSORY NOTE

                                                           Jensen Beach, Florida
                                                   issued as of October 15, 2001
                                                            Amended and Restated
$2,440,000                                                as of October 16, 2002

STATESMAN GROUP, INC. (the "Borrower"), FOR VALUE RECEIVED, hereby promises to pay to the order of REGENCY AFFILIATES, INC. (the "Lender"), at 610 N.E. Jensen Beach Blvd., Jensen Beach, Florida 34957 or at such other location as the Lender or other payee of this Note notifies the Borrower of in writing, the principal sum of $2,440,000 in lawful money of the United States of America and in same day funds. Such sum shall be payable in full on September 30, 2006 (the "Maturity Date").

The Borrower promises also to pay interest on the unpaid principal amount hereof outstanding from time to time in like money and like funds at said office at a rate per annum equal to the Designated Interest Rate. Such interest shall be payable on the Maturity Date.

The Designated Interest Rate shall be a floating rate adjusted as at the end of each calendar quarter to be the prime rate as announced by Citibank (or any successor institution) as at the end of such quarter. The Designated Interest Rate for the first quarter (through December 31, 2001) is 6%.

Upon an Event of Default, the interest rate shall be increased to twelve percent (12%) per annum. Overdue principal and overdue interest shall bear interest, payable on demand, at a rate per annum equal to 12%.

If any of the following events (each an "Event of Default") shall occur:

      (a) the Borrower shall fail to pay any interest, principal or other amount payable under this Amended and Restated Promissory Note (the "Note") when the same has become due; or

      (b) the Borrower (i) shall make an assignment for the benefit of creditors, (ii) shall be adjudicated bankrupt or insolvent, (iii) shall seek the appointment of, or be the subject of an order appointing, a trustee, liquidator or receiver as to all or part of its assets, (iv) shall commence, approve or consent to any case or proceeding under any bankruptcy, reorganization or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within 60 days following the commencement thereof, (v) shall be unable to pay its debts as they mature, or (vi) shall be the subject of an order for relief in an involuntary case under federal bankruptcy law; or

      (c) the Borrower defaults under the Pledge Agreement, dated as of October 15, 2001, between the Borrower and the Lender (as amended, the "Pledge Agreement");

THEN, or at any time thereafter while such Event of Default is continuing:

(1) In the case of any Event of Default under paragraph (a) or (c) concerning the Borrower, the Lender may, upon thirty days' prior written notice to the Borrower, declare the unpaid principal amount of the Note, all interest accrued and unpaid thereon, and all other amounts payable hereunder and under the Pledge Agreement, to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and exercise any remedies available under Pledge Agreement; and

(2) In the case of any Event of Default under paragraph (b) concerning the Borrower, the Note and all other amounts payable hereunder and under the Pledge Agreement shall automatically become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower and exercise any remedies available under the Pledge Agreement.

In the case of any Event of Default, the Lender shall only have the right to look to the Pledged Securities (as defined in the Pledge Agreement) pursuant to the Pledge Agreement. Any and all liability of the Borrower that is created by this Note shall in the absence of fraud, gross negligence or willful misconduct in the aggregate be limited to the value of the Pledged Securities. In no circumstances shall the Borrower be personally liable for any shortfall that may arise as a result thereof.

No remedy herein conferred upon the Lender is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to every other remedy hereunder now or hereafter existing at law or in equity or otherwise.

This Note is subject to voluntary prepayment (in whole or in part), in each case without premium or penalty. All prepayments with respect to this shall be applied first to discharge of any expenses or damages for which Lender may be entitled to receive reimbursement, then to accrued interest with the remainder, if any, applied to principal.

The outstanding principal balance and accrued interest under this Note at any time shall be determined as shown in records made in accordance with manual, computerized, electronic or other record-keeping systems used from time to time by the Lender or other payee of this Note.

Except to the extent required by law, the Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

The Borrower shall pay on demand, if any, Event of Default has occurred, all costs and expenses incurred by the Lender, including the reasonable fees and disbursements of counsel to the Lender, and of any consultants or investment banking firms retained by the Lender in connection with such Event of Default or in connection with the collection, bankruptcy, insolvency and other enforcement proceedings related thereto.

This Amended and Restated Note replaces that certain Promissory Note issued by the Borrower in favor of the Lender, dated October 15, 2001.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.


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

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered as of the date first above written.

                                           STATESMAN GROUP, INC.


                                           By:
                                               ---------------------------------
                                           Name:
                                           Title:


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